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                               FOURTH AMENDMENT TO
                            BUDDHIST MEMORIAL COMPLEX
                          DEVELOPMENT AND USE AGREEMENT


         THIS FOURTH AMENDMENT pertains to that certain BUDDHIST MEMORIAL COMPLEX DEVELOPMENT AND USE AGREEMENT (the "Agreement"), dated March 1, 1994, by and between Rose Hills Memorial Park Association, a California nonprofit mutual benefit corporation ("Association") and the International Buddhist Progress Society, a California nonprofit religious corporation ("Temple"), as amended by the First Amendment to the Agreement dated September 1, 1994, by the Second Amendment to Agreement dated March 15, 1995, and by the Third Amendment to Agreement dated May 15, 1995.

                                    RECITALS

         Association has completed the final design of the off-site and infra-structure improvements and is in the process of obtaining permits from the County Public Works Department.

         As a result of design changes which have occurred in the approval process, the legal description of the Property and Adjacent Site have been changed.

         In order to memorialize these changes and to more particularly set forth the expectations of the parties during the construction phase, the Agreement is hereby-amended as follows:

                                   AMENDMENTS

                  1. Paragraph 1.1 of the Agreement is hereby amended to read in full as follows:

                  "1.1 Property. Association is the owner of those certain premises (the "Property") consisting of the real property described in Exhibit "A" (Parcel A) attached hereto (the "Site"), on which a columbarium and related facilities (the "Buddhist Memorial Complex" or "Complex") are to be constructed in accordance with this Agreement. The Property is located within the larger cemetery commonly known as Rose Hills Memorial Park (Whittier, California) (the "Memorial Park")."

                  2. Paragraph 1.3 of the Agreement is hereby amended to read in full as follows:

                  "1.3 Adjacent Site. Adjacent to the Site is additional undeveloped real property owned by Association (the "Adjacent
Site"), as to which Temple is acquiring certain options and rights under this Agreement. The Adjacent Site is described in Exhibit "B" (Parcel B) attached hereto."

                  3.  Paragraph 3.1 of the Agreement is hereby amended to

read in full as follows:


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                  "3.1 Tide and Efforts. Temple shall devote, and shall cause the Contractors to devote, such time, effort and skill to the Complex as may be necessary for the efficient and successful performance of the work. As expeditiously as possible, Temple shall cause construction of the Complex to be commenced, thereafter shall cause such construction to be diligently prosecuted to completion, and shall cause the same to be completed, within eighteen (18) months after the date of the completion of the finished lot by Association (as provided in paragraph 4.1) and the issuance of all required building permits, but in no event later than three (3) years from the execution of this Fourth Amendment to the Agreement. Association shall promptly perform its obligations under this Agreement, as amended, so as not to prevent Temple's timely construction of the Complex."

                  4. Subparagraph 4.1.7 is hereby added to paragraph 4.1 of the Agreement, to read as follows:

                  "4.1.7 Association to Act as General Contractor. Association shall act as the General Contractor for the construction of the finished lot, as described in paragraph 4.1.1. Association shall solicit bids from subcontractors. Temple shall be entitled to approve the selection of the subcontractors. Association shall supervise the construction. However, Temple shall have the final authority to approve contract changes, payment schedules, construction schedules, the quality of construction, and items of a similar nature. Association shall be entitled to a contractor's fee in an amount equal to five percent (5) of the cost for the improvements described in paragraph 4.1.3, as compensation for serving as General Contractor. Temple shall have the final responsibility for the grading of the pagoda pad and for the construction of the pagoda and stupa garden. Association shall have no responsibility for the grading of the pagoda pad or construction of the structure."

                  5. Paragraph 6.1 of the Agreement is hereby amended to read in full as follows:

                  "6.1 Exclusive Ownership of Rights. Temple shall have the exclusive ownership of all interment rights associated with the Site including the right to resell plots to members of the public. Notwithstanding the termination of this Agreement, the interred remains and inurned ashes within the Property shall not be disturbed, unless required by California Health and Safety Code Sections 7500 et seq. The term "plot" shall include niches in the columbarium and lots or spaces in the stupa garden."

                  6. Paragraph 6.3 of the Agreement is hereby amended to read in full as follows:

                  "6.3 Sales. In addition to payments under Paragraph 4.7.2(a), Temple shall pay to Association, commencing with the




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completion of the construction of the columbarium and/or stupa garden and the sale of the first plot, the following amounts as revenue from the sale of plots is received by Temple:

                  (a) With respect to the first Five Thousand (5,000) plots in the Complex sold, Seventy Five Dollars ($75.00) per plot.

                  (b)      Thereafter, Fifty Dollars ($50.00) per plot."

                  7. Paragraph 6.5 of the Agreement is hereby amended to read in full as follows:

                  "6.5 Endowment Care. Association shall establish a Special Care Fund within its irrevocable Endowment Care Fund in accordance with the provisions of California Health and Safety Code Section 8725 et seq. (the "Fund") for the exclusive benefit of the Complex. Commencing with the completion of the columbarium and/or stupa garden and the sale of the first plot, at the time of sale of each plot Temple shall deposit into the Fund the sum of Sixty Dollars ($60.00) or that sum required under current Applicable Law, whichever is greater. Association shall pay for the care on donated plots."

                  8. Paragraph 12.2 of the Agreement is hereby amended to read in full as follows:

                  "12.2 Insurance. Except as otherwise provided herein, Association and Temple shall procure and maintain throughout the term of this Agreement for the joint benefit of Temple and Association, the insurance hereinafter described. Association shall solicit bids from insurance carriers, recommend choices for approval, and, upon obtaining Temple's approval (which approval shall not be unreasonably withheld), procure the insurance coverage, as follows:

                  (a) Association to purchase Builder's Risk Policy or a Course of Construction Policy covering the Complex during the course of construction against loss or damage in an amount not less than the full replacement cost of the Complex. Any additional premium for this coverage shall be paid by Temple. Association shall name Temple as a named insured under said Course of Construction Policy.

                  (b) Association to purchase policies of insurance insuring the Real Property against loss or damage by risks embraced in coverage of the type now known as the broad form of all-risk, extended coverage in an amount not less than the full replacement cost of the Complex, and with not more than $5,000.00 deductible. The policies of insurance shall contain the "replacement cost

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                           endorsement".  Association shall name Temple as a
                           loss payee on said Property Policy."

                  9. Paragraph 16.16 of the Agreement is hereby amended to read in full as follows:

                  16.16 Designated Representatives. The following persons shall be the "Designated Representatives" of Association and Temple for purposes of receiving notices, documents and information and granting or withholding approvals under this Agreement. The Designated Representatives named below may be changed from time to time by written notice given pursuant to Article XIV of this Agreement.

                  Temple:              RUH-MING LI, Ph.D.

                  Association:         DENNIS C. POULSEN

                                       SANDY DURKO, for planning, design and
                                       construction approvals

                                       BRUCE LAZENBY, for planning, design and
                                       construction approvals."

                  10. Except as herein expressly amended, the Agreement, as previously amended, shall remain in full force and effect.

                  IN WITNESS WHEREOF the parties have executed this Fourth Amendment as of the 15th day of October, 1995.


INTERNATIONAL BUDDHIST PROGRESS            ROSE HILLS MEMORIAL PARK
SOCIETY, a California nonprofit            ASSOCIATION, a California
nonprofit religious corporation            mutual benefit corporation


By:                                        By:
    ---------------------------------          ---------------------------------

Its:                                       Its:
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